TEGAL CORPORATION REPORTS PROFIT IN
SECOND QUARTER OF FISCAL 2008

Revenues Increase 111% Year-Over-Year, Quarterly Net Income of $0.10 per share

San Jose, Calif., November 6, 2007 — Tegal Corporation (Nasdaq:TGAL), a leading designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits and nanotechnology devices, today announced financial results for the Second Quarter Fiscal Year 2008, which ended September 30, 2007.  Senior management will conduct an investor conference call to discuss these results and the company’s financial outlook in more detail today at 2pm Pacific Time, Tuesday, November 6, 2007.  More information about the conference call is provided below.

Second Quarter Highlights

•  Net income of $693 thousand or $0.10 per share compared to a net loss of ($3.3) million in the same period last year and ($639) thousand in the prior quarter.

•  Operating income reached $1.1 million during the quarter excluding non-cash charges of $0.6 million.

•  Shipments during the quarter included 3 advanced etch systems for high volume manufacturing of integrated active-passive devices in Europe and an advanced PVD system to a leading European analog and power device manufacturer.

•  The Company announced new orders for 900 and 980 etch systems and upgrades from a leading hard disk drive manufacturer and a leading Japan-based sensor and control systems maker.

“We are pleased to report our first quarterly profit since December 2000, a very significant milestone,” said Thomas Mika, President and CEO of Tegal Corporation.   “We have made substantial progress in the strategic re-engineering of our business, improving our overall cost structure and delivering sales growth, while continuing to work towards driving new product introductions.  This quarter we remained focused on manufacturing and also field support for the many advanced systems that we have recently delivered.  We are also making good progress in our efforts to complete and place tools with customers for our new products, including the AMS PVD tool for Aluminum Nitride applications, our innovative NLD product, and the porting of our etch technology onto our new Compact platform.  We are very pleased with our accomplishments so far, but feel we can still drive more improvements in our business and continue to deliver improved operating results.”

Financial Results
Revenues for the second quarter of fiscal 2008 were $10.8 million, an increase of 111% from the $5.1 million in the same period last year.  Tegal reported net income of $0.7 million, or $0.10 per share, for the quarter, compared to a net loss of ($3.3) million, or ($0.47) per share in the same period last year, and a net loss of ($0.6) million, or ($0.09) per share in the prior quarter.

Gross profits for the second quarter of fiscal 2008 were 39.3% compared to 46.9% in the same period last year, but up from the 35.3% in the prior quarter.

Operating income for the second quarter was $0.5 million, including approximately $0.6 million of non-cash charges.  This was an improvement over the $3.1 million operating loss in the same period last year and the $1.4 million operating loss in the prior quarter, which included $0.5 million and $0.6 million of non-cash charges, respectively.

Backlog was $8.9M at the end of the quarter.

$18.5 million remains in a Litigation Suspense liability account, pending resolution of the company’s dispute with its attorneys over the amount payable under the settlement agreement.  The $1 million reduction in the account reflects a settlement of $995 thousand with one of the attorneys representing Sputtered Films, Inc.

Cash at the end of the fiscal second quarter of 2008 was $20.3 million, a $5.4 million decrease from the end of the March quarter.  Over the same 6 month period, inventories increased by $5.5 million to $11.1 million, while accounts payable increased by $1.9 million to $3.4 million, both reflecting the investment required to fulfill orders coming in during the quarter.

Investor Conference Call
Tegal Corporation will discuss these results and further details of its second quarter of fiscal 2008 during a conference call today, November 6, 2007, at 5:00 p.m. EST / 2:00 p.m. PST.  The call is open to all interested investors.  The call-in numbers are (866) 578-5771 or (617) 213-8055.  For either dial-in number, Investors should reference passcode: 98159631.  A digital recording will be made available two hours after the completion of the conference call, and it will be accessible through midnight on Tuesday, November 13, 2007. To access, investors should dial (888) 286-8010 or (617) 801-6888 and enter passcode: 31764338.   The conference call also will be available online via the Investor Section of the Company’s website at: www.tegal.com.  An online replay of the teleconference, along with a copy of the Company’s earnings release, will also be available on the Company’s website.

Safe Harbor Statement
Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions.  These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company's products and services.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  For a further discussion of these risks and uncertainties, please refer to the Company's periodic filings with the Securities and Exchange Commission.

About Tegal

Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices.   Incorporating unique, patented etch and deposition technologies, Tegal’s system solutions are backed by over 35 years of advanced development and over 100 patents.  Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.

More information is available on the Internet at: www.tegal.com.

Contact:

Tegal Corporation
Christine Hergenrother (VP and CFO), 707/763-5600
or
The Blue Shirt Group
Rakesh Mehta or Chris Danne, 415/217-7722

        Tegal Q2 2008 Earnings Release

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	Sept 30	March 31
	2007	2007

ASSETS
Current assets:
Cash and cash equivalents	$20,348	$25,776
Accounts receivable, net of allowances for sales returns and doubtful accounts of $230 and $413 at September 30, 2007 and March 31, 2007, respectively	8,056	6,634
Inventories, net	11,178	5,567
Prepaid expenses and other current assets	1,497	991
Total current assets	41,079	38,968
Property and equipment, net	1,318	1,351
Intangible assets, net	1,026	1,161
Other assets	107	176
Total assets	$43,530	$41,656
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and bank lines of credit	$—	$10
Accounts payable	3,863	1,974
Accrued product warranty	1,435	1,101
Deferred revenue	1,162	1,064
Litigation suspense	18,505	19,500
Accrued expenses and other current liabilities	3,228	3,590
Total current liabilities	28,193	27,239
Total long term liabilities	—	—
Total liabilities	28,193	27,239
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock; $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 50,000,000 shares authorized; 7,126,912 and 7,106,867 shares issued and outstanding at September 30, 2007 and March 31, 2007, respectively	71	71
Additional paid-in capital	123,281	122,473
Accumulated other comprehensive income (loss)	297	240
Accumulated deficit	(108,312)	(108,367)
Total stockholders’ equity	15,337	14,417
Total liabilities and stockholders’ equity	$43,530	$41,656

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006

Revenue	$10,800	$5,113	$15,398	$11,689
Cost of sales	6,560	2,713	9,537	6,791
Gross profit	4,240	2,400	5,861	4,898
Operating expenses:
Research and development expenses	1,057	1,066	1,835	2,062
Sales and marketing expenses	1,279	964	2,285	2,008
General and administrative expenses	1,448	3,485	2,651	5,787
Total operating expenses	3,784	5,515	6,771	9,857
Operating loss	456	(3,115)	(910)	(4,959)
Other income (expense), net	237	(166)	964	(124)
Net loss	$693	$(3,281)	$54	$(5,083)
Net loss per share, basic and diluted	$0.10	$(0.47)	$0.01	$(0.72)
Shares used in per share computation:
Basic	7,119	7,045	7,111	7,029
Diluted	7,276	7,045	7,217	7,029

Note: Shares used in per share computation for Basic and Diluted reflect a 1 to12 reverse stock split effected by the Company on July 25, 2006